Exhibit 99.1

SOHU.com Announces President and COO Victor Koo’s Resignation

Beijing, CHINA, November 18, 2004 — SOHU.COM Inc. (Nasdaq: SOHU), China’s leading online media, communications, commerce and mobile value-added services company, today announced that Victor Koo, President and Chief Operating Officer, will resign from the Company effective March 31, 2005, to pursue entrepreneurial business opportunities.

Mr. Koo has been with SOHU since March 1999 in several functions including Senior Vice-President, Corporate Business Development, Chief Financial Officer, Chief Operating Officer and President.

“Victor has played an important role in our success in the past six years and we understand his decision to move on and seek a new challenge. He contributed greatly to the growth of the advertising business, start-up of new business lines and the closing of numerous corporate transactions. We wish him the very best in his future endeavors,” said Charles Zhang, SOHU’s chairman and chief executive officer.

“Victor helped establish a strong team of experienced executives who are ready to take the helm independently. We have already begun to work on a smooth transition by splitting Victor’s operational responsibilities among these executives. Meanwhile, Victor will stay on as an adviser to the company for six months until September 30, 2005,” Charles Zhang added.

“SOHU has been a fantastic platform for my professional development and I am grateful for having been part of the SOHU story from an early Internet start-up to a publicly listed and profitable company. SOHU is a strong company with a proven online advertising business and great long-term prospects in the search and consumer business. I am confident that I will leave the business in good hands that will ensure stability and continuity with our consumers, clients, partners and employees,” said Victor Koo, President and COO of SOHU.

Safe Harbor Statement

This announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SOHU’s historical and possible future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile telecom operators) and e-commerce for its revenues. Further information regarding these and other risks is included in SOHU’s Annual Report on Form 10K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission.

About SOHU

SOHU.COM (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese who use the portal network for their news, search, e-mail, wireless messaging, instant messaging, browsing, games and shopping. SOHU has built one of the most comprehensive matrix of web properties in China, consisting of the mass portal and leading online media destination www.sohu.com; the #1 online alumni club www.chinaren.com; #1 games portal www.17173.com; top real estate website www.focus.cn and wireless value-added services provider www.goodfeel.com.cn . This network of web properties offers the vast SOHU user community very broad choices regarding information, entertainment, communication and commerce. SOHU.COM, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its eighth year of operation.

For further information:

Caroline Straathof

SOHU Investor Relations and Communications

Tel: +86 10 6510 1379

E-mail: ir@sohu-inc.com

http://www.sohu.com/about/English/